UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 17, 2023

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495
Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

Adial Pharmaceuticals, Inc. is filing this Amendment No. 1 to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2023 (the “Original Form 8-K Filing”) solely to correct the date of earliest event reported on the Cover Page to reflect the closing date as opposed to the retroactive effective date of the transaction, to disclose in Item 2.01 that the date of completion of the sale of the Purnovate assets and business referred to therein was August 17, 2023, and correct the date of the contractual closing in the notes to the pro forma financials. As previously filed, the Cover Page reflected an incorrect date of earliest event reported of June 30, 2023, which was the retroactive effective date of the sale not the August 17, 2023 date of the contractual closing when the closing documents were finalized and the retroactive effective date of June 30, 2023 was agreed to, and the notes to the pro forma financials incorrectly implied that the contractual closing took place on June 30, 2023. No other changes have been made to the Original Form 8-K.

This Amendment No. 1 has not been updated or amended to give effect to any subsequent events beyond those that existed as of the original filing date and should thus be read in conjunction with the Original Form 8-K Filing and any of the company’s other filings with the SEC subsequent to the Original Form 8-K Filing, together with any amendments to those filings. Other than the filing of the information identified above, this amendment does not modify or update the disclosure in the Original Form 8-K Filing in any way. Unless otherwise specified or the context otherwise requires, when used in this Amendment No. 1, the terms “we,” “our,” “us,” “Adial,” or the “Company” refer to Adial Pharmaceuticals, Inc. and its subsidiaries.

The Company is concurrently filing Amendment No. 1 to each of its (i) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 that was filed with the SEC on August 21, 2023 and (ii) the Notification of Late Filing on Form 12B-25 that was filed with the SEC on August 15, 2023.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 17, 2023, the Company completed the sale of the assets and business of Purnovate, Inc. (“Purnovate”) to Adovate, LLC (formerly known as Adenomed, LLC) (collectively, “Adovate”) under that certain Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC, dated as of January 27, 2023 (the “Option Agreement”), and related Option Exercise Agreement, dated May 8, 2023 (the “Option Exercise Agreement”), effective June 30, 2023.

This Form 8-K is being filed to provide the pro forma financial information required by Item 9.01(b) of Form 8-K.

Pursuant to the Option Agreement and Option Exercise Agreement, in consideration for the sale to Adovate of the assets and business of Purnovate: (i) the Company received a non-refundable option exercise fee and upfront payment of $450,000; (ii) Adovate will reimburse all approved Purnovate expenditures incurred and paid commencing December 1, 2022 through and including May 15, 2023, (iii) Adovate issued to the Company of 19.99% of the equity of Adovate; (iv) Adovate assumed the obligations of Company under that certain Equity Purchase Agreement by and among Company, Purnovate, the members of Purnovate, and Robert D. Thompson as the member’s representative, dated December 7, 2020 and amended January 25, 2021 (the “PNV EPA”); (v) Adovate assumed the Company’s obligations under that certain Employment Agreement, dated July 31, 2018, as amended, by and between Company and William Stilley; and (vi) the Company will receive low, single digit royalty payments on net sales, cash payments of up to approximately $11 million in development and approval milestones for each compound after payments to the prior members of Purnovate pursuant to the PNV EPA and cash payments of up to an aggregate of $50,000,000 upon the achievement of certain commercial milestones.

The foregoing summaries of the Option Agreement and Option Exercise Agreement do not purport to be complete and are subject to and are qualified in their entirety by reference to the full text of such documents attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC, dated as of January 27, 2023 (incorporated by reference Exhibit 2.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on February 1, 2023 (File No. 001-38323)
2.2	Option Exercise Agreement, dated May 8, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc. (incorporated by reference Exhibit 2.2 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on May 10, 2023 (File No. 001-38323)
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2023; Unaudited Pro Forma Condensed Statements of Operations for the Three Months Ended March 31, 2023; and Unaudited Pro Forma Condensed Statements of Operations for the Year Ended Ended December 31, 2022 (incorporated by reference Exhibit 99.1 to the Current Report on Form 8-K as filed by the Registrant with the Securities and Exchange Commission on August 18, 2023 (File No. 001-38323)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2023	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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